Exhibit 3.2

AMENDED AND

RESTATED

BYLAWS

OF

SHUFFLE MASTER, INC.

ARTICLE 1.

OFFICES

1.01                 Registered Office.  The registered office of the corporation shall be 1106 Palms Airport Drive, Las Vegas, Nevada  89119-3730.  The Board of Directors (“Board”) shall have authority to change the registered office of the corporation from time to time, and any such change shall be registered by the Secretary with the Secretary of State.

1.02                 Offices.  The corporation may have such other offices, including its principal business office as the Board may designate or as the business of the corporation may require from time to time.

ARTICLE II.

SHAREHOLDERS

2.01                 Annual Meeting.  The annual meeting of the shareholders of the corporation shall be held at the principal office of the corporation, or at such place as is designated by the Board or by written consent of all the shareholders entitled to vote, within one-hundred-fifty (150) days of the close of the fiscal year of the corporation at which time the shareholders, voting as provided in the Articles of Incorporation, shall elect Directors for the ensuing year, and shall transact such other business as shall properly come before them.  In the event the annual meeting is not held or directors are not elected, the Chief Executive Officer (“CEO”) or Secretary, upon demand of any shareholder, shall call a special meeting of the shareholders for such purpose.

2.02                 Special Meetings.  Special meetings of the shareholders shall be called by the Secretary at any time upon request of the CEO, the President acting in the capacity of the Chief Executive Officer, or a majority of the members of the Board, or upon a written request of shareholders holding ten percent (10%) or more of the capital stock entitled to vote.  Notice shall be given in accordance with the provisions of Section 2.05 hereof.

2.03                 Quorum.  The holders of a majority of the shares outstanding and entitled to vote, represented either in person or by proxy, shall constitute a quorum for the transaction of business.  The shareholders present at a duly called or held meeting, at which a quorum of the shareholders is present, may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. In the case a quorum is not present at any meeting, those present shall have the power to adjourn the meeting from time to time, without notice or other announcement at the meeting, until the requisite number of voting shares shall be represented.  Any business may be transacted at such reconvened meeting which might have been transacted at the meeting which was adjourned.

2.04                 Voting.  At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such shareholder.  Each shareholder shall have one (1) vote for each share having voting power standing in his name on the books of the corporation.  Upon demand of any shareholder, the vote for director, or the upon any question before the meeting shall be by ballot.  All elections shall be hand and all questions decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum, except in such cases as shall otherwise be required or permitted by statute, the Articles of Incorporation, these Bylaws or by agreement approved by a majority of all shareholders.

2.05                 Notice of Meetings.  There shall be mailed to each shareholder, shown by the books of the corporation to be a holder of record of voting shares, at his address as shown by the books of the corporation, a notice setting out the time and place of each annual meeting and each special meeting, which notice shall be mailed at least ten (10) days prior thereto; except that notice of a meeting at which an agreement of merger or consolidation is to be considered shall be mailed to all shareholders of record, whether entitled to vote or not, at least two (2) weeks prior thereto.  Notice of each special meeting shall state the purpose or purposes for which the meeting has been called, pursuant to Section 2.02, and the business transacted at all special meetings shall be confined to the purpose stated in the notice.  Notice may be waived in writing signed by the shareholder pursuant to Section 4.01.  Such waiver may be given before or after the meeting, and shall be filed with the Secretary and entered into the corporate minutebook to become a permanent record therein.

2.06                 Proxies.  At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.  Such proxies shall be filed with the Secretary of the corporation before or at the time of the meeting.  No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

2.07                 Closing Transfer Books.  The Board may close the stock transfer books for a period of time not exceeding sixty (60) days preceding the date of any meeting of shareholders, payment of dividend, allotment of rights, change, conversion or exchange of capital stock or the date of obtaining consent of shareholders for any purpose.

2.08                 Record Date.  In lieu of closing the stock record books the Board may fix in advance a date, not exceeding sixty (60) days preceding the date of any of the aforesaid events, as a record date for the determination of shareholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or to receive any such dividend or allotment of rights, or to exercise the rights in respect to any change, conversion or exchange of capital stock, or to give such consent and, in such case, only such shareholders on the record date so fixed shall be entitled to notice of and to vote at such meeting and any adjournment thereof, or to receive such dividend or allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date so fixed.  If the stock transfer books are not closed and no record date is fixed for such determination of the shareholders of record, the date on which notice of the meeting is mailed or the date of adoption of a resolution of the Board declaring a dividend, allotment of rights, change, conversion, or exchange of capital stock, or to give such consent, as the case may be, shall be the record date for such determination of shareholders.  A determination of shareholders entitled to vote shall apply to any adjournment of such meeting except when the date of determination or the closing of the stock transfer books exceeds sixty (60) days preceding such adjourned meeting, in which event a new meeting must be called.

2.09                 Presiding Officer.  The appropriate officers of the corporation shall preside over all meetings of the shareholders; provided, however, that in the absence of an appropriate corporate officer at any meeting of the shareholders, the shareholders present at the meeting shall choose any person present to act as presiding officer of the meeting.

2.10                 Order of Business.  Unless otherwise directed by the chairman of the meeting of shareholders, shareholders’ meetings shall be conducted in accordance with Roberts Rules of Order, Revised.  The suggested order of business at the annual meeting of shareholders, and so far as possible, at all other meetings of the shareholders, shall be as follows:

a.                                       Calling of roll.

b.                                      Proof of due notice of meeting, or unanimous waiver.

c.                                       Reading and disposal of any unapproved minutes.

d.                                      Annual reports of all officers and committees.

e.                                       Election of directors.

f.                                         Unfinished business.

g.                                      New business.

h.                                      Adjournment.

2.11                 Action by Shareholders by Writing in Lieu of Meeting.  Any action which may be taken at a meeting of the shareholders may be taken without a meeting or notice thereof, if consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote.

ARTICLE III.

DIRECTORS

3.01                 General Powers.  The property, affairs, and business of the corporation shall be managed by the Board.

3.02                 Number.  The number of directors shall be not less than three (3), except that when all of the shares of the corporation are owned beneficially and of record by less than three (3) shareholders the number of directors may be less than three (3) but not less than the number of shareholders.  Subject to Section 10.01, the number of directors may be changed from time to time by resolution of the shareholders at any annual or special meeting called for the purpose of electing directors and such number shall be subject to change by action of the Board amending these Bylaws at any regular or special meeting duly called for such purpose.

3.03                 Qualifications and Term of Office.  Directors need not be shareholders or residents of this state.  Directors shall be elected by the shareholders at the annual meeting, for a term of one (1) years.  Each of the directors of the corporation shall hold office until the annual meeting next following or closely coinciding with the expiration of his term of office and until his successor shall have been elected and shall qualify, or until he shall resign, or shall have been removed as provided by statute.  At all times, the number, qualifications, term, and composition of the Board shall comply with any applicable SEC, NASDAQ and similar rules and regulations.

3.04                 Quorum.  A majority of the Board of Directors shall constitute a quorum for the transaction of business, provided, however, that if any vacancies exist by reason of death, resignation or otherwise, a majority of the remaining directors, but not less than two (2) shall constitute a quorum, except when a board of one (1) director is authorized pursuant to Section 3.02, then one (1) director shall constitute a quorum for the conduct of business.  If less than a quorum is present at any meeting, a majority of the directors present may adjourn the meting from time to time without further notice.  Unless otherwise required by the Articles of Incorporation, these Bylaws, or the laws of this state, any action may be taken by a simple majority vote of all directors present and voting.

3.05                 Annual Meeting.  As soon as practical after each annual meeting of shareholders, the Board shall meet for the purposes of organization, choosing the officers of the corporation and for the transaction of other business at the place where the shareholders meeting is held or at the place where regular meetings of the Board are held.  No notice of such meeting need by given.  Such first meeting may be held at any other time and place which shall be specified in a notice given as hereinafter provided for special meetings or in a consent and waiver of notice signed by all the directors.

3.06                 Regular Meetings.  Regular meetings of the Board shall be held from time to time at such time and place as may from time to time be fixed by resolution adopted by a majority of the whole Board, or at such time and place as shall be fixed by the CEO or Chairman of the Board of Directors (“Chairman”).  Unless notice shall be waived by all directors entitled to notice, notice shall be given in the same manner as prescribed for notice of special meetings.

3.07                 Special Meetings.  Special meetings of the Board may be held at such time and place as may from time to time be designated in the notice.  Special meetings of the Board of Directors may be called by the CEO, Chairman, or by any two (2) directors.  Unless notice shall be waived by all directors entitled to notice, notice of the special meeting shall be given by the Secretary, who shall give at least forty-eight (48) hours notice thereof to each director by the fastest practicable means; provided, however, that meetings may be held without waiver of notice from or giving notice to any director while in the Armed Forces of the United States.

3.08                 Compensation.  Directors and any members of any committee of the corporation contemplated by these Bylaws or otherwise provided for by resolution of the Board, shall receive such compensation therefore as may be determined from time to time by resolution of the Board.  Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving proper compensation therefore.

3.09                 Executive Committee.  The Board, by majority vote, may elect an executive committee to serve at the pleasure of the Board, consisting of two (2) members of the Board.  The executive committee shall possess and may exercise all of the powers of the Board to direct the management of the business affairs of the corporation, provided, however, that in not event may it take action to declare a dividend, authorize the issuance of stock, recommend an amendment to the Articles of Incorporation, recommend an agreement of merger or consolidation, recommend the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommend a dissolution of the corporation or amend its Bylaws.  The executive committee shall fix its own rules of procedure.  It shall meet as provided by such rules or by call of either member of the committee.

3.10                 Vacancies.  Any vacancies in the Board or Executive Committee shall be filled by the remaining directors of the Board, or remaining members of the Executive Committee from other members of the Board, though less than a quorum, and each person so elected shall act as a director until his successor is, elected by the shareholders, who may make such election at their next annual meeting or at any meeting called for that purpose, and each member of the Executive Committee so elected shall serve until the next annual or other meeting at which a Board is elected by the shareholders.

3.11                 Order of Business.  Unless otherwise directed by the Chairman, meetings of the Board shall be conducted in accordance with Roberts Rules of Order, Revised.  The suggested order of business at any meeting of the directors shall be as follows:

a.                                       Roll call.

b.                                      Proof of due notice of meeting or unanimous waiver of notice.

c.                                       Reading and disposal of any unapproved minutes.

d.                                      Reports of officers and committees.

e.                                       Election of officers.

f.                                         Unfinished business.

g.                                      New business.

h.                                      Adjournment.

The Executive Committee may adopt a similar procedure for its order of business by an affirmative vote of a majority of its entire membership.

3.12                 Action by Directors by Writing in Lieu of Meeting.  Any action which may be taken at a meeting of the directors may be taken without a meeting or notice thereof if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote.

3.13                 Telephone Meetings.  Any director, or other member of any committee created by the Board, may participate in any meeting of the Board, or of any committee, by means of conference telephone or other communications equipment, provided all persons participating in the meeting are able to hear each other; participation thereby shall be deemed to be presence in person at such meetings.

ARTICLE IV.

WAIVER OF NOTICE

4.01                 Requirement of Waiver in Writing.  Whenever any notice is required to be given by the Articles of Incorporation, these Bylaws or the laws of this state, a waiver thereof in writing, signed by the person or persons entitled to notice, shall be deemed equivalent thereto, whether given before, at or after the meting to which the notice pertains.

4.02                 Presence at Meeting.  Notwithstanding any other Section of these Bylaws, attendance and participation at any meeting of shareholders or directors by any person entitled to vote shall be deemed to constitute waiver of notice by that person.

ARTICLE V.

CORPORATE OFFICERS

5.01                 Officers.  The Corporate Officers of the corporation shall, at the minimum, consist of a CEO, a President, a Secretary, and a Chief Financial Officer (“CFO”), and, at the discretion of the CEO and the Board of Directors (the “Board”), one or more Corporate Vice-Presidents, a Chief Operating Officer, one or more assistant secretaries or assistant treasurers, or such other Corporate Officers as may be determined from time to time.  The General Counsel of the corporation may or may not be designated as a Corporate Officer.  None of the Corporate Officers of the corporation need be directors of the corporation.  Two or more Corporate Officer positions may be held by the same person.  The Board may also elect a Chairman, who shall be a director, but the Chairman position, standing alone, shall not be a Corporate Officer position.  If the Board does not elect a separate Chairman, then the CEO shall automatically be the Chairman.

5.02                 Election, Term of Office, and Qualifications.  At any meeting of the Board, the Board shall elect the CEO of the corporation, and shall consider and ratify the CEO’s selection of the President, the Secretary, the CFO, and the General Counsel, and if there shall be any such, then any Chief Operating Officer, Corporate Vice Presidents or Assistant Officers.  Board election and/or ratification, as applicable, shall be a prerequisite for an individual being a Corporate Officer.   Such Corporate Officers shall hold office until their successors are elected and qualified; provided, however, that any such Officer (and the General Counsel, if not a Corporate Officer) may be removed with or without cause by a majority vote of the directors at a properly convened Board meeting with a quorum of the directors present, irrespective of any contractual obligations of employment.  All Corporate Officers (and the General Counsel, if not a Corporate Officer) hold their offices at the pleasure of the Board.

5.03                 Chief Executive Officer.  The Chief Executive Officer of the corporation shall have the responsibility for the general policy and business of the corporation; for the active management of the business of the corporation; for establishing, in connection with the Board, and implementing both the short-term and long-term goals of the company, including without limitation strategic and succession planning objectives; and for seeing that all orders and resolutions of the Board of Directors are carried into effect.  On at least an annual basis, the CEO shall select, subject to the Board’s ratification, the President, Secretary,  CFO, General Counsel and if applicable, other Corporate Officers; if the CEO fails to so select, the Board shall do so.  The CEO may execute and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, as may be prescribed from time to time by the Board, and, in general, shall perform all duties usually incident to the office of the chief executive officer of publicly – traded companies, as well as such other duties as may from time to time be assigned to him by the Board.  In the absence of the Chairman, the CEO shall preside at all meetings of the shareholders and all meetings of the Board.  The CEO shall report to the Board.

5.04                 President.  If the person holding the position of CEO does not also hold the position of President, then the President shall perform such duties as may from time to time be assigned to him by the CEO and/or the Board, or as otherwise set forth in these By-Laws.  As a general matter, the President shall, at the direction of the CEO, help implement the policies, orders and resolutions of the CEO and/or the Board.  The President may also be, but need not be, the Chief Operating Officer of the corporation, if so determined by the CEO and the Board.  In the absence or disability of the CEO, the President, on an interim basis, shall perform the duties and exercise the powers of the CEO, as well as such other duties and have such other powers as the Board may determine, designate, or otherwise direct.  The President shall report to the CEO.

5.05                 Corporate Vice-Presidents.  Each Corporate Vice-President shall have such powers and shall perform such duties as may be specified in these By-Laws or prescribed by either the CEO, the President, or the Board.  Merely because an employee of the corporation has the title “Vice-President” does not make him a Corporate Officer of the corporation, unless the Board has elected or ratified the individual as a Corporate Vice-President.  In the event of the absence or disability of both the CEO and the President, then the Corporate Vice-Presidents, in the order designated by the Board, shall, on an interim basis, succeed to the powers and duties of the CEO and the President, as may be determined and designated, and until directed otherwise, by the Board.

5.06                 Secretary.  The Secretary shall be the secretary of and shall attend all meetings of the shareholders and the Board.  He shall act as clerk thereof and shall record all the proceedings of such meetings in the Minute Book of the corporation.  He shall, with the CEO and/or the President, acknowledge all certificates for shares of the corporation and shall perform such other duties as may be prescribed from time to time by the Board.  The Secretary, in his secretary functions, shall report to the Chairman.

5.07                 Chief Financial Officer.  The Chief Financial Officer shall be the Treasurer of the corporation.  The CFO shall keep accurate accounts of all monies of the corporation received or disbursed.  He shall deposit all monies, drafts, and checks, in the name of and to the credit of the corporation in such banks and depositories as the Board shall designate from time to time.  He shall have power to endorse for deposit all notes, checks and drafts received by the corporation.

He shall disburse the funds of the corporation as authorized by the Board.  He shall render to the CEO, and to the Board, whenever required, an account of all of his transactions as CFO, and of the financial condition of the corporation, and shall perform such other duties and have such other responsibilities as may be prescribed by the CEO or Board from time to time.  The CFO shall report to the CEO and, when and as appropriate, to the Board.

5.08                 Assistant Officers.  In the event that absence or disability of any Corporate Vice-President, Secretary, or CFO, an assistant to such Officers elected by the Board shall succeed to the powers and duties of the absent Officer in the order in which they are elected or as otherwise prescribed by the Board, until such principal Officer shall resume his duties or a replacement shall be elected by the Board.  Such Assistant Officer shall exercise such other powers and duties as may be delegated to them from time to time by the Board, but they shall be subordinate to the principal Officer they are designated to assist.

5.09                 General Counsel.  The General Counsel shall be the Chief Legal Officer of the corporation (even if he is not a Corporate Officer) and shall generally manage and be responsible for all legal matters involving the corporation.  He shall report to the CEO and, when and as appropriate, to the Board.

5.10                 Chairman of the Board.  The Chairman shall preside at all meetings thereof and of any Executive Committee thereof, shall establish the agenda for all Board meetings, and shall exercise such other powers as the Board may from time to time direct.  He shall also preside at and establish, along with the Board, the agenda for all meetings of the shareholders.  The Chairman shall also, as a general matter, be involved in other activities which are usually incident to the position of chairman of the board of publicly-traded companies.  In the absence of the Chairman and unless otherwise designated by the Board, the CEO shall preside at all meetings of the shareholders and at all meetings of the Board and the Executive Committee of the Board.  If the Board does not elect a separate Chairman, the CEO shall automatically be the Chairman.

5.11                 Salaries of Officers.  The CEO’s salary, for each fiscal year, shall be fixed by the Board.  The salaries of the other Corporate Officers (and the General Counsel, if he is not a Corporate Officer), for each fiscal year, shall initially be recommended by the CEO, and shall be ratified by the Board no later than the approximate start of each fiscal year.  No Corporate Officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the corporation.  The corporation may require any officer or key employee of the corporation to enter into an agreement with the corporation providing that any payments made to, or on behalf of, the officer or key employee, including, but not limited to, salary, commission, bonus, interest, rent, reimbursement or travel and entertainment expense incurred by him, which shall be finally disallowed by the Internal Revenue Service in whole or in part as an expense deductible by this corporation, shall be repaid by such officer or key employee to the corporation to the full extent of such disallowance.  This amount shall be repaid to the corporation by the officer or key employee in such manner as may be determined by the Board.  The final disallowance of a deduction shall be deemed to occur upon the agreement between the corporation  and the Internal Revenue Service with regard to the disallowance or upon final court decision, including appeal thereof, establishing said disallowance.  It shall be the duty of the Board of Directors of this corporation, as a Board, to enforce the repayment of all disallowed amounts by any officer or key employee hereof.

ARTICLE VI.

INDEMNIFICATION

6.01                 Authority of Board of Directors.  The corporation, acting through its Board or as otherwise provided in these Bylaws, shall exercise, as fully as may be permitted from time to time by the statutes and decisional law of this state or by any other applicable rules or principles of law, its power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, wherever brought, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding.

6.02                 Mandatory Indemnification.  To the extent that any such person has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in these Bylaws, or in defense of any claim, issue, or matter within these Bylaws, he shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith.

6.03                 Liabilities Under Various Securities Acts.  To the extent that indemnification provisions described herein may be related to liabilities under the Securities Act of 1933, the Securities Exchange Act of 1934, or any State Securities Act, the corporation may in connection with claims for indemnification against such liabilities (other than claims for expenses incurred or paid by a director, officer or other individual in the successful defense of any action, suit, or proceeding), unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, and the Board of Directors of this corporation will be governed by the final adjudication of such issue.

6.04                 No Presumptions Resulting from Termination of Actions.  The determination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, have reasonable cause to believe that his conduct was unlawful.

6.05                 Advance Payment.  The expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the Board, upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in the Bylaws.

6.06                 Continuance of Indemnification.  The indemnification provided by these Bylaws shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

6.07                 Not Exclusive Remedy.  The indemnification provided by these Bylaws shall not exclude any other right to which an officer may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall not imply that the corporation may not provide lawful indemnification not expressly provided for in these Bylaws.  Nothing contained in these Bylaws shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

6.08                 Insurance.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, provided, that no indemnification shall be made under any policy of insurance for any act which could not be indemnified by the corporation under these Bylaws.

ARTICLE VII.

SHARES AND THEIR TRANSFER

7.01                 Certificates of Stock.  Every owner of stock of the corporation shall be entitled to a certificate, to be in such form as the Board prescribes, certifying the number of shares of stock of the corporation owned by him.  The certificates for such stocks shall be numbered in the order in which they shall be issued and shall be signed in the name of the corporation by the President, and by the Secretary, or by any other proper officer of the corporation authorized by the Board.  A record shall be kept of the name of the person, firm or corporation owning the stock represented by such certificate, and the respective issue dates thereof, and in the case of cancellation, the respective dates of cancellation.  Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no other certificate or certificates shall be issued in exchange for any existing certificates until such existing certificates shall have been so cancelled except in cases provided for in Section 7.05 of this Article VII.

7.02                 Facsimile Signature.  Where any certificate is manually signed by a transfer agent, a transfer clerk or by a registrar appointed by the Board to perform such duties, a facsimile or engraved signature of the CEO and Secretary, or other proper officer of the corporation authorized by the Board may be inscribed on the certificate in lieu of the actual signature of such officer.  The fact that a certificate bears the facsimile signature of an officer who has ceased to hold office shall not affect the validity of such certificate if otherwise validly issued.

7.03                 Issuance of Shares.  Subject to the provisions and limitations of the Articles of Incorporation, the Board is authorized to cause to be issued shares of the corporation, to the full amount of such authorized shares, and at such times as may be determined by the Board and as may be permitted by law.

7.04                 Transfer of Shares.  Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate, or the shareholder’s legal representative, or duly authorized attorney-in-fact, and upon surrender for cancellation of the certificate or certificates for such shares.  The shareholder in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided, that when any transfer of shares shall be made as collateral security, and not absolutely, such facts, if known to the Secretary of the corporation, or to the transfer agent, shall be so expressed in the entry of transfer.

7.05                 Lost Certificates.  Any shareholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board may require, and shall, if the directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board, in an amount determined by the Board not exceeding double the value of the stock represented by such certificate to indemnify the corporation, against any claim that may be made against it on account of the alleged loss or destruction of such certificate; whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

7.06                 Treasury Stock.  Treasury stock shall be held by the corporation subject to disposal by the Board, in accordance with the Articles and these Bylaws, and shall not have voting rights nor participate in dividends.

7.07                 Inspection of Books by Shareholders.  Shareholders shall be permitted to inspect the corporate minutebook and stock records of the corporation, at its annual meeting of shareholders or at any other reasonable time and at the place or places where normally kept.

7.08                 Indebtedness of Shareholders.  The corporation shall have a first lien on all the shares of its capital stock and upon all dividends declared upon the same for any indebtedness of the respective holders thereof to the corporation.

7.09                 Transfer Agent and Registrar.  The Board may appoint one or more transfer agents or transfer clerks, and one or more registrars and may require all certificates for shares to bear the signature or signatures of any of them.

ARTICLE VIII.

DIVIDENDS AND SURPLUS

8.01                 Dividends.  Subject to the provisions of the Articles of Incorporation and of these Bylaws, the Board may declare dividends from the net profits or net assets of the corporation available for dividends whenever, and in such amounts as, in its opinion, the condition and the affairs of the corporation shall render it advisable.

8.02                 Use of Surplus, Reserves.  Subject to the provisions of the Articles of Incorporation and of these Bylaws, the Board in its discretion may use and apply any of the net profits or net assets of the corporation available for such purpose in purchasing or acquiring any of the shares of the capital stock of this corporation in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, or from time to time may set aside from its net assets or net profits such sum or sums as it, in its absolute discretion, may think proper as a reserve fund to meet contingencies, or for the purpose of maintaining or increasing the property or business of the corporation or for any other purpose it may think conducive to the best interests of the corporation.

ARTICLE IX.

FINANCIAL AND PROPERTY MANAGEMENT

9.01                 Fiscal Year.  The fiscal year of the corporation shall be the calendar year, unless otherwise determined by the Board.

9.02                 Audit of Books and Accounts.  The books and accounts of the corporation shall be audited at such times as may be ordered by the Board.

9.03                 Contracts.  The Board or such officer or person to whom such power shall be delegated by the Board by resolution, except as otherwise provided in these Bylaws, may authorize any officer, agent or employee, either by name or by designation of their respective offices, positions or classes, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances, and unless so authorized, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or in any amount.

9.04                 Checks.  All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by the Treasurer or such other officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board.

9.05                 Deposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board may select.

9.06                 Voting Securities Held by Corporation.  The CEO, or other agent designated by the Board, shall have full power and authority on behalf of the corporation to attend, act and vote at any meeting of security holders of other corporations in which this corporation may hold securities.  At such meeting, the CEO, or such other agent, shall possess and exercise any and all rights and powers incident to the ownership of such securities which the corporation might possess and exercise.

9.07                 Loans.  Except as authorized by vote of the Board or as authorized by such officer, agent, employee or other person to whom authority to borrow money shall be delegated by the Board by resolution, no loans shall be contracted on behalf of this corporation, and no negotiable paper shall, be issued in its name.

ARTICLE X.

AMENDMENT OF BYLAWS

10.01               Action by Board of Directors.  The Board may from time to time by vote of the majority of its members, make, alter, amend or rescind all or any part of the Bylaws of this corporation subject to the power of its shareholders to change or repeal such Bylaws; provided, the Board shall not make or alter any Bylaw fixing their qualifications, classifications, term of office, or number, except the Board may make or alter any Bylaw to increase their number.  Such authority in the Board is subject to the powers of the voting shareholders to enact, change or repeal such Bylaws by majority vote of the shareholders present and represented at any annual meeting or at any special meeting called for that purpose.

ARTICLE XI.

MISCELLANOUS PROVISIONS

11.01               Whenever the context of these Bylaws require, the masculine gender includes the feminine or neuter and the singular number includes the plural.

CERTIFICATION OF AMENDED AND RESTATED BYLAWS

The undersigned, on behalf of the Board of Directors, do hereby certify that the Board of Directors, effective August 20, 2002, hereby adopt the foregoing Amended and Restated Bylaws to be the Bylaws of the corporation and to supersede all previously existing Bylaws.

/s/ Mark Yoseloff
Mark Yoseloff, Chairman

/s/ Mark Lipparelli
Mark Lipparelli, Secretary